UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 4, 2011

ORB Automotive Corporation
(Exact Name of Registrant as Specified in Charter)

Cayman Islands	000-52341	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Shenzhen ORB-Fortune New-Material Co., Ltd
Room O-R, Floor 23, Building A, Fortune Plaza
Shennan Road, Futian District
Shenzhen, Guangdong, China 518040

 (Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:  +86(755) 8204-6828

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 3.02	Unregistered Sales of Equity Securities

The information contained in this Current Report on Form 8-K does not constitute an offer to buy or solicitation of an offer to sell any securities.

On May 4, 2011, ORB Automotive Corporation (the “Company”) entered into one or more Securities Purchase Agreements (as defined below) with a number of accredited investors (each an “Investor” and, collectively, the “Investors”) in connection with a private placement transaction pursuant to which the Company issued 1,236,641 shares of ordinary stock, par value $0.000384 per share (the “Ordinary Stock”), of the Company (the “Shares”) and warrants to purchase thirty percent (30%) of one (1) share of the Ordinary Stock (the “Warrants”).  The aggregate purchase price for the Shares and Warrants was approximately $1.45 million.  The Company paid no underwriting discounts or commissions in connection with the transaction.  The Warrants are immediately exercisable, expire on the five year anniversary of their issuance and entitle their holders to purchase up to 370,938 ordinary shares at an initial exercise price of $1.47 per share, subject to adjustment.

The Shares and the Warrants were issued to accredited investors in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, as well as Section 506 of Regulation D promulgated by the Commission thereunder.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2011, the Board of Directors of the Company appointed Thomas J. Knox to the Board of Directors and named him Chairman of the Board.  Mr. Knox, 70, has over 45 years of experience in business and politics.  He was a candidate for Governor of Pennsylvania in 2010 and a candidate for Mayor of Philadelphia in 2007. From 1999 to 2006, he served as Chairman and Chief Executive Officer for Fidelity Insurance Group, Inc. and its successor, UnitedHealthcare of Pennsylvania.  Prior to joining Fidelity, Mr. Knox was Chairman and CEO of Crusader Holding Corporation, a commercial bank holding company, from 1993 to 2001 and Chairman on the Airport Advisory Board of the Philadelphia International Airport and Philadelphia’s Deputy Mayor for Management and Productivity from 1992 -1993. Mr. Knox currently serves on the board of directors of Historic Philadelphia, Inc., a not-for-profit entity.

In appointing Mr. Knox to the Board, the Company’s Board of Directors cited Mr. Knox’s business acumen, successful entrepreneurship and leadership skills, coupled with his understanding of state and federal governments and key Wall Street relationships, as the key attributes that made him an ideal candidate for the Chairman of the Board of ORB.  Upon the effectiveness of Mr. Knox’s appointment, Mr. Junning Ma became ORB’s Executive Chairman.

Also on May 6, 2011, Mr. Morgan Simpson tendered his resignation as a director of the Board of Directors, effectively immediately.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release of ORB Automotive Corporation, dated May 9, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 9, 2011

ORB AUTOMOTIVE CORPORATION

By:	/s/ Junning Ma
Junning Ma
President & Chief Executive Officer